Exhibit 99.1
Xylem Inc.
301 Water Street SE, Suite, 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts: Media Investors
Houston Spencer +1 (914) 323-5723 Andrea van der Berg +1 (914) 260-8612
houston.spencer@xylem.com andrea.vanderberg@xylem.com

Xylem Reports Third Quarter 2023 Results

•Revenue of $2.1 billion, up 50% on a reported basis, and 10% organically
•Earnings per share of $0.63, up 800%; adjusted earnings per share of $0.99, up 14%
•Raising full-year revenue guidance to approximately $7.3B, up 32% from 30%, with expected organic revenue growth of 11%, up from 9% to 10%
•Lifting full-year adjusted EPS guidance to $3.71 to $3.73, from $3.50 to $3.70

WASHINGTON, D.C., (Oct. 31, 2023) – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third-quarter results. The Company’s total revenue was $2.1 billion, with reported growth of 50 percent and organic growth of 10 percent, surpassing prior guidance, on strong commercial and operational execution and resilient demand. Orders were up 43 percent on a reported basis and up 3 percent organically, while backlog grew 5 percent organically to $5.2 billion, including $1.3 billion from Evoqua. Third-quarter earnings exceeded Xylem’s previous guidance.

“The team capitalized on resilient demand to deliver another quarter of robust growth and continued margin expansion, with each of our segments outperforming expectations,” said Patrick Decker, Xylem president and CEO. “In addition to healthy organic growth, we saw strong operational performance in both our legacy business and in our recent Evoqua acquisition. The combination of these two great enterprises is delivering a robust pipeline of new commercial opportunities, and integration cost synergies are well on track. The team’s performance and continuing underlying demand give us confidence in raising our full-year guidance.”

“We are in a unique position as water challenges continue to intensify – bringing a transformative platform of solutions to customers and communities around the world. I have full confidence in the team to keep building on the foundation we’ve built to deliver the full potential of our strategy, drive further durability in our business model, and continue to create distinctive value for all our stakeholders.”

Net income was $152 million, or $0.63 per share. Net income margin increased 640 basis points to 7.3 percent. These results are driven by lapping a prior-year one-time pension settlement and strong operational performance, partially offset by higher acquisition and integration costs related to the Evoqua transaction, higher purchase accounting intangible amortization, and higher restructuring and realignment costs. Adjusted net income was $240 million, or $0.99 per share, which excludes the impacts of special charges, purchase accounting intangible amortization, and restructuring and realignment costs.

Third-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 19.8 percent, reflecting a year-over-year increase of 150 basis points. Excluding Evoqua’s results, adjusted EBITDA margin was 18.9 percent, up 60 basis points over the prior year period. Strong price realization more than offset inflation and, coupled with productivity savings and higher volume, drove the margin expansion, exceeding the impact of strategic investments.

Outlook

Xylem now expects full-year 2023 revenue of approximately $7.3 billion, up approximately 32 percent on a reported basis and up approximately 11 percent on an organic basis. This represents an increase from the Company’s previous full-year guidance of 30 percent on a reported basis and 9 to 10 percent on an organic basis.

Full-year 2023 adjusted EBITDA margin is expected to be approximately 19 percent, lifted from the previous guide of approximately 18 percent. This results in adjusted earnings per share of $3.71 to $3.73, raised from the previous range of $3.50 to $3.70.

Further 2023 planning assumptions are included in Xylem’s third-quarter 2023 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Third Quarter Segment Results

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics, and analytic instrumentation.

•Third-quarter 2023 revenue was $440 million, up 26 percent on a reported basis and 25 percent organically, versus the prior year period. Growth was led by backlog execution in smart metering and test and measurement.

•Third-quarter reported operating income for the segment was $27 million, compared to a $2 million loss in the same period last year. Adjusted operating income, which excludes $1 million of special charges, $6 million of restructuring and realignment costs, and $16 million of purchase accounting intangible amortization, was $50 million, a 72 percent increase versus the prior year period, which was recast to add back $17 million of non-cash purchase accounting amortization. The segment reported operating margin was 6.1 percent, up 670 basis points versus the prior year period. Adjusted operating margin of 11.4 percent increased 310 basis points over the prior year period. Adjusted EBITDA margin was 15.7 percent, up 190 basis points from the prior year period. Higher volume, strong price realization, and productivity savings exceeded the impact of inflation and strategic investments.

Water Infrastructure

Xylem’s Water Infrastructure segment, now including legacy-Evoqua’s Applied Product Technologies segment, consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•Third-quarter 2023 revenue was $803 million, a 40 percent increase on a reported basis and 7 percent organically, compared with the prior year period. This strong growth was driven by price realization and robust utilities and industrial demand, particularly in the U.S., and resilience in Western Europe, partially offset by a decline in Emerging Markets.

•Third-quarter reported operating income for the segment was $128 million, a 23 percent increase versus the same period last year. Adjusted operating income, which excludes $6 million of special charges, $3 million of restructuring and realignment costs, and $15 million of purchase accounting intangible amortization, was $152 million. This represents a 41 percent increase versus the prior year period, which was recast to add back $1 million of non-cash purchase accounting amortization. Reported operating margin for the segment was 15.9 percent, down 220 basis points versus the prior year period, and adjusted operating margin was 18.9 percent, up 10 basis points versus the prior year period. Adjusted EBITDA margin was 21.2 percent, up 50 basis points versus the prior year. Excluding Evoqua, adjusted EBITDA margin was 21.5 percent, up 80 basis points on the prior year. Favorable price realization net of inflation, productivity initiatives and higher volume more than offset strategic investments.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.

•Third-quarter 2023 revenue was $465 million, a 2 percent increase on a reported basis and 1 percent organically, year-over-year. Growth was driven by strong price realization, backlog execution in U.S. building solutions, and resilient industrial demand in developed markets, partially offset by softness in Emerging Markets.

•Third-quarter reported operating income for the segment was $73 million, a 5 percent decrease versus the same period last year. Adjusted operating income, which excludes $6 million of restructuring and realignment costs, was $79 million, a 1 percent increase versus the same period last year. The segment reported operating margin was 15.7 percent, down 110 basis points versus the prior year period. Adjusted operating margin of 17.0 percent was flat to the prior year period. Adjusted EBITDA margin was 18.3 percent, up 20 basis points from the prior year. Adjusted margin expansion was driven by price realization net of inflation and productivity savings, more than offsetting volume declines and strategic investments.

Integrated Solutions & Services

Xylem’s Integrated Solutions & Services segment consists of its portfolio of businesses providing water treatment systems and solutions, with an extensive service branch network and fleet of mobile assets.

•Third-quarter 2023 revenue was $368 million.

•Third-quarter reported operating loss for the segment was $3 million. Adjusted operating income was $49 million, which excludes $9 million of special charges, $8 million of restructuring and realignment costs, and $35 million of purchase accounting intangible amortization. The segment reported operating margin was (0.8) percent. Adjusted operating margin was 13.3 percent. Adjusted EBITDA margin was 22.6 percent, reflecting strong margin performance driven by effective price-cost discipline and volume conversion.

Supplemental information on Xylem’s third-quarter 2023 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving the world’s critical water, wastewater, and water-related challenges through technology, innovation, and expertise. Our more than 22,000 diverse employees delivered combined pro forma revenue of $7.3 billion in 2022. We are creating a more sustainable world by enabling our customers to optimize water and resource management and helping communities in more than 150 countries become water-secure. Join us in the effort at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, inflation, interest rates and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including the wars between Russia and Ukraine and between Israel and Hamas, and regulatory, economic and other risks associated with our global sales and operations, including with respect to domestic content requirements applicable to projects with governmental funding; actual or potential epidemics, pandemics or global health crises; availability, shortage or delays in receiving electronic components (in particular, semiconductors), parts and raw materials from our supply chain; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; failure to successfully execute large projects, including with respect to meeting performance guarantees and customers’ safety requirements; our ability to retain and attract senior management and other diverse and key talent, as well as competition for overall talent and labor; difficulty predicting our financial results; defects, security, warranty and liability claims, and recalls with respect to products; safe and compliant handling of wastewater and hazardous materials; availability, regulation or interference with radio spectrum used by certain of our products; uncertainty related to restructuring and realignment actions and related costs and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; fluctuations in foreign currency exchange rates; our ability to borrow or refinance our existing indebtedness, and uncertainty around the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, our products, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; risks related to the acquisition of Evoqua, including related to our ability to retain and hire key personnel, the realization of expected benefits and synergies, the need to incur additional or unexpected costs, charges or expenses associated with the integration of the combined companies, delays or challenges with the integration, potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners, competitive responses to the acquisition, actual or potential litigation and associated costs and expenses, and impacts to our share price and dilution of shareholders’ ownership; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 ("2022 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2023	2022	2023	2022
Revenue from products	$1,720	$1,243	$4,535	$3,625
Revenue from services	356	137	711	391
Revenue	2,076	1,380	5,246	4,016
Cost of revenue from products	1,043	740	2,730	2,160
Cost of revenue from services	269	116	555	345
Cost of revenue	1,312	856	3,285	2,505
Gross profit	764	524	1,961	1,511
Selling, general and administrative expenses	491	294	1,291	912
Research and development expenses	61	47	172	152
Restructuring and asset impairment charges	21	15	57	22
Operating income	191	168	441	425
Interest expense	14	12	35	37
U.K. pension settlement expense	—	140	—	140
Other non-operating income, net	8	1	19	2
Gain from sale of business	—	—	—	1
Income before taxes	185	17	425	251
Income tax expense	33	5	82	45
Net income	$152	$12	$343	$206
Earnings per share:
Basic	$0.63	$0.07	$1.64	$1.14
Diluted	$0.63	$0.07	$1.63	$1.14
Weighted average number of shares:
Basic	240.9	180.2	208.9	180.2
Diluted	242.2	180.9	210.1	180.9

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$705	$944
Receivables, less allowances for discounts, returns and credit losses of $55 and $50 in 2023 and 2022, respectively	1,653	1,096
Inventories	1,080	799
Prepaid and other current assets	213	173
Total current assets	3,651	3,012
Property, plant and equipment, net	1,132	630
Goodwill	7,149	2,719
Other intangible assets, net	3,039	930
Other non-current assets	934	661
Total assets	$15,905	$7,952
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$943	$723
Accrued and other current liabilities	1,160	867
Short-term borrowings and current maturities of long-term debt	17	—
Total current liabilities	2,120	1,590
Long-term debt	2,253	1,880
Accrued post-retirement benefits	281	286
Deferred income tax liabilities	724	222
Other non-current accrued liabilities	586	471
Total liabilities	5,964	4,449
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 256.7 shares and 196 shares in 2023 and 2022, respectively	3	2
Capital in excess of par value	8,529	2,134
Retained earnings	2,416	2,292
Treasury stock – at cost 15.9 shares and 15.8 shares in 2023 and 2022, respectively	(718)	(708)
Accumulated other comprehensive loss	(300)	(226)
Total stockholders’ equity	9,930	3,494
Non-controlling interests	11	9
Total equity	9,941	3,503
Total liabilities and stockholders’ equity	$15,905	$7,952

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2023	2022
Operating Activities
Net income	$343	$206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	132	83
Amortization	167	93
Share-based compensation	45	28
Restructuring and asset impairment charges	57	22
U.K. pension settlement	—	140
Gain from sale of business	—	(1)
Other, net	(20)	(9)
Payments for restructuring	(12)	(7)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(142)	(145)
Changes in inventories	(41)	(214)
Changes in accounts payable	15	47
Changes in accrued taxes	(77)	(12)
Other, net	(85)	3
Net Cash – Operating activities	382	234
Investing Activities
Capital expenditures	(177)	(148)
Acquisition of businesses, net of cash acquired	(476)	—
Proceeds from sale of business	103	1
Proceeds from the sale of property, plant and equipment	2	3
Cash received from investments	1	5
Cash paid for investments	(1)	(9)
Cash paid for equity investments	(58)	(2)
Cash received from interest rate swaps	38	—
Cash received from cross-currency swaps	25	24
Other, net	4	3
Net Cash – Investing activities	(539)	(123)
Financing Activities
Short-term debt issued, net	1	—
Long-term debt issued, net	275	—
Long-term debt repaid	(155)	—
Repurchase of common stock	(10)	(52)
Proceeds from exercise of employee stock options	45	6
Dividends paid	(219)	(163)
Other, net	(8)	(1)
Net Cash – Financing activities	(71)	(210)
Effect of exchange rate changes on cash	(11)	(64)
Net change in cash and cash equivalents	(239)	(163)
Cash and cash equivalents at beginning of year	944	1,349
Cash and cash equivalents at end of period	$705	$1,186
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$43	$67
Income taxes (net of refunds received)	$159	$57

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses and other non-recurring, significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
"Adjusted Free Cash Flow" defined as free cash flow adjusted for significant cash items for which the corresponding income statement impact does not occur within the same fiscal year.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.

“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2023 v. 2022	% Change 2023 v. 2022	Acquisitions/ Divestitures	FX Impact	Change Adj. 2023 v. 2022	% Change Adj. 2023 v. 2022
	2023	2022

Nine Months Ended September 30
Xylem Inc.	5,457	4,818	639	13%	(769)	58	(72)	(1)%	14%
Water Infrastructure	2,240	1,985	255	13%	(222)	32	65	3%	14%
Applied Water	1,350	1,394	(44)	(3)%	—	20	(24)	(2)%	(2)%
Measurement & Control Solutions	1,320	1,439	(119)	(8)%	—	6	(113)	(8)%	(8)%
Integrated Solutions & Services	547	—	547	N/A	(547)	—	—	N/A	N/A

Quarter Ended September 30
Xylem Inc.	2,031	1,419	612	43%	(547)	(18)	47	3%	42%
Water Infrastructure	850	594	256	43%	(163)	(10)	83	14%	41%
Applied Water	422	409	13	3%	—	(4)	9	2%	2%
Measurement & Control Solutions	375	416	(41)	(10)%	—	(4)	(45)	(11)%	(11)%
Integrated Solutions & Services	384	—	384	N/A	(384)	—	—	N/A	N/A

Quarter Ended June 30
Xylem Inc.	1,856	1,684	172	10%	(222)	23	(27)	(2)%	12%
Water Infrastructure	751	731	20	3%	(59)	13	(26)	(4)%	5%
Applied Water	445	480	(35)	(7)%	—	6	(29)	(6)%	(6)%
Measurement & Control Solutions	497	473	24	5%	—	4	28	6%	6%
Integrated Solutions & Services	163	—	163	N/A	(163)	—	—	N/A	N/A

Quarter Ended March 31
Xylem Inc.	1,570	1,715	(145)	(8)%	—	53	(92)	(5)%	(5)%
Water Infrastructure	639	660	(21)	(3)%	—	29	8	1%	1%
Applied Water	483	505	(22)	(4)%	—	18	(4)	(1)%	(1)%
Measurement & Control Solutions	448	550	(102)	(19)%	—	6	(96)	(17)%	(17)%
Integrated Solutions & Services	—	—	—	N/A	—	—	—	N/A	N/A

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2023 v. 2022	% Change 2023 v. 2022	Acquisitions / Divestitures	FX Impact	Change Adj. 2023 v. 2022	% Change Adj. 2023 v. 2022
	2023	2022

Nine Months Ended September 30
Xylem Inc.	5,246	4,016	1,230	31%	(718)	42	554	14%	32%
Water Infrastructure	2,096	1,696	400	24%	(225)	23	198	12%	25%
Applied Water	1,396	1,312	84	6%	—	14	98	7%	7%
Measurement & Control Solutions	1,261	1,008	253	25%	—	5	258	26%	26%
Integrated Solutions & Services	493	—	493	N/A	(493)	—	—	N/A	N/A

Quarter Ended September 30
Xylem Inc.	2,076	1,380	696	50%	(540)	(22)	134	10%	49%
Water Infrastructure	803	574	229	40%	(172)	(14)	43	7%	37%
Applied Water	465	458	7	2%	—	(3)	4	1%	1%
Measurement & Control Solutions	440	348	92	26%	—	(5)	87	25%	25%
Integrated Solutions & Services	368	—	368	N/A	(368)	—	—	N/A	N/A

Quarter Ended June 30
Xylem Inc.	1,722	1,364	358	26%	(178)	19	199	15%	28%
Water Infrastructure	704	589	115	20%	(53)	12	74	13%	22%
Applied Water	478	429	49	11%	—	4	53	12%	12%
Measurement & Control Solutions	415	346	69	20%	—	3	72	21%	21%
Integrated Solutions & Services	125	—	125	N/A	(125)	—	—	N/A	N/A

Quarter Ended March 31
Xylem Inc.	1,448	1,272	176	14%	—	45	221	17%	17%
Water Infrastructure	589	533	56	11%	—	25	81	15%	15%
Applied Water	453	425	28	7%	—	13	41	10%	10%
Measurement & Control Solutions	406	314	92	29%	—	7	99	32%	32%
Integrated Solutions & Services	—	—	—	N/A	—	—	—	N/A	N/A

em Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2023	2022(1)	2023	2022(1)	2023	2022(1)	2023	2022(1)
Total Revenue
• Total Xylem	1,448	1,272	1,722	1,364	2,076	1,380	5,246	4,016
• Water Infrastructure	589	533	704	589	803	574	2,096	1,696
• Applied Water	453	425	478	429	465	458	1,396	1,312
• Measurement & Control Solutions	406	314	415	346	440	348	1,261	1,008
• Integrated Solutions & Services	—	—	125	—	368	—	493	—
Operating Income
• Total Xylem	131	111	119	146	191	168	441	425
• Water Infrastructure	70	74	106	108	128	104	304	286
• Applied Water	83	59	84	61	73	77	240	197
• Measurement & Control Solutions	20	(10)	26	(5)	27	(2)	73	(17)
• Integrated Solutions & Services	—	—	(7)	—	(3)	—	(10)	—
• Corporate/Other	(42)	(12)	(90)	(18)	(34)	(11)	(166)	(41)
Operating Margin
• Total Xylem	9.0%	8.7%	6.9%	10.7%	9.2%	12.2%	8.4%	10.6%
• Water Infrastructure	11.9%	13.9%	15.1%	18.3%	15.9%	18.1%	14.5%	16.9%
• Applied Water	18.3%	13.9%	17.6%	14.2%	15.7%	16.8%	17.2%	15.0%
• Measurement & Control Solutions	4.9%	(3.2)%	6.3%	(1.4)%	6.1%	(0.6)%	5.8%	(1.7)%
• Integrated Solutions & Services	N/A	N/A	(5.6)%	N/A	(0.8)%	N/A	(2.0)%	N/A
• Corporate/Other	(2.9)%	9.7%	(5.2)%	12.0%	(1.6)%	13.0%	(3.2)%	(1.0)%
Special Charges
• Total Xylem	25	1	67	1	24	13	116	15
• Water Infrastructure	—	—	12	—	6	—	18	—
• Applied Water	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	2	—	—	1	1	12	3	13
• Integrated Solutions & Services	—	—	7	—	9	—	16	—
• Corporate/Other	23	1	48	—	8	1	79	2
Restructuring & Realignment Costs
• Total Xylem	11	4	37	8	34	6	82	18
• Water Infrastructure	3	1	3	3	3	3	9	7
• Applied Water	3	1	2	2	6	1	11	4
• Measurement & Control Solutions	5	2	3	3	6	2	14	7
• Integrated Solutions & Services	—	—	7	—	8	—	15	—
• Corporate/Other	—	—	22	—	11	—	33	—
Purchase Accounting Intangible Amortization Adjustment
• Total Xylem	18	18	36	18	66	18	120	54
• Water Infrastructure	1	1	8	1	15	1	24	3
• Applied Water	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	17	17	17	17	16	17	50	51
• Integrated Solutions & Services	—	—	11	—	35	—	46	—
• Corporate/Other	—	—	—	—	—	—	—	—
Adjusted Operating Income
• Total Xylem	185	134	259	173	315	205	759	512
• Water Infrastructure	74	76	129	112	152	108	355	296
• Applied Water	86	60	86	63	79	78	251	201
• Measurement & Control Solutions	44	9	46	16	50	29	140	54
• Integrated Solutions & Services	—	—	18	—	49	—	67	—
• Corporate/Other	(19)	(11)	(20)	(18)	(15)	(10)	(54)	(39)
Adjusted Operating Margin
• Total Xylem	12.8%	10.5%	15.0%	12.7%	15.2%	14.9%	14.5%	12.7%
• Water Infrastructure	12.6%	14.3%	18.3%	19.0%	18.9%	18.8%	16.9%	17.5%
• Applied Water	19.0%	14.1%	18.0%	14.7%	17.0%	17.0%	18.0%	15.3%
• Measurement & Control Solutions	10.8%	2.9%	11.1%	4.6%	11.4%	8.3%	11.1%	5.4%
• Integrated Solutions & Services	N/A	N/A	14.4%	N/A	13.3%	N/A	13.6%	N/A
• Corporate/Other	(1.3)%	(0.9)%	(1.2)%	(1.3)%	(0.7)%	(0.7)%	(1.0)%	(1.0)%
(1) 2022 amounts have been recast to adjust for historical purchase accounting intangible amortization.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2023				Q3 2022(1)
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,076	—		2,076	1,380	—		1,380
Operating Income	191	124	a	315	168	37	a	205
Operating Margin	9.2%			15.2%	12.2%			14.9%
Interest Expense	(14)	—		(14)	(12)	—		(12)
Other Non-Operating Income (Expense)	8	—		8	1	1	b	2
UK Pension Buyout Settlement	—	—		—	(140)	140		—
Income before Taxes	185	124		309	17	178		195
Provision for Income Taxes	(33)	(36)	c	(69)	(5)	(33)	c	(38)
Net Income	152	88		240	12	145		157
Diluted Shares	242.2			242.2	180.9			180.9
Diluted EPS	$0.63	$0.36		$0.99	$0.07	$0.80		$0.87

Year-over-year currency translation impact on current year diluted EPS	$(0.03)	$—		$(0.03)
Diluted EPS at Constant Currency	$0.60	$0.36		$0.96

	Q3 YTD 2023				Q3 YTD 2022(1)
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	5,246	—		5,246	4,016	—		4,016
Operating Income	441	318	a	759	425	87	a	512
Operating Margin	8.4%	—		14.5%	10.6%			12.7%
Interest Expense	(35)	—		(35)	(37)	—		(37)
Other Non-Operating Income (Expense)	19	—		19	2	4	b	6
UK Pension Buyout Settlement	—	—		—	(140)	140		—
Gain/(Loss) from sale of business	—	—		—	1	(1)		—
Income before Taxes	425	318		743	251	230		481
Provision for Income Taxes	(82)	(75)	c	(157)	(45)	(48)	c	(93)
Net Income attributable to Xylem	343	243		586	206	182		388
Diluted Shares	210.1			210.1	180.9			180.9
Diluted EPS	$1.63	$1.16		$2.79	$1.14	$1.01		$2.15

Year-over-year currency translation impact on current year diluted EPS	$—	$—		$—
Diluted EPS at Constant Currency	$1.63	$1.16		$2.79
(1) 2022 amounts have been recast to adjust for historical purchase accounting intangible amortization.

a	Quarter-to-date:
Restructuring & realignment costs: 2023 - $34 million and 2022 - $6 million
Special charges: 2023 - $23 million of acquisition & integration cost and $1 million of asset impairment; 2022 - $12 million of asset impairment charges and $1 million UK pension plan charges
Purchase accounting intangible amortization: 2023 - $66 million and 2022 - $18 million
Year-to-date:
Restructuring & realignment costs: 2023 - $82 million and 2022 - $18 million
Special charges: 2023 - $107 million of acquisition & integration related costs, $6 million of other special charges and $3 million of asset impairment charges; 2022 - $13 million of asset impairment charges and $2 million UK pension plan charges
Purchase accounting intangible amortization: 2023 - $120 million and 2022 - $54 million

b	Quarter-to-date and Year-to-date: 2022 - Special non-operating charges consist of charges related to the UK pension plan exited as part of a buy-out of $1 million and $4 million, respectively
c	Quarter-to-date: 2023 - Net tax impact on pre-tax adjustments (note a) of $28 million and other tax special items of $8 million; 2022 - Net tax impact on pre-tax adjustments (notes a and b) of $31 million and other tax related special items of $2 million
Year-to-date: 2023 - Net tax impact on pre-tax adjustments (note a) of $67 million and other tax special items of $8 million; 2022 - Net tax impact on pre-tax adjustments (notes a and b) of $44 million and other tax related special items of $4 million

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3				Year-to-Date
	2023	2022	2023	2022	2023		2022		2023	2022
Net Cash - Operating Activities	$(19)	$(81)	$28	$113	$373		$202		$382	$234
Capital Expenditures - PP&E	(33)	(31)	(42)	(30)	(57)		(37)		(132)	(98)
Capital Expenditures - Software	(16)	(18)	(12)	(16)	(17)		(16)		(45)	(50)
Capital Expenditures	(49)	(49)	(54)	(46)	(74)		(53)		(177)	(148)
Cash paid in excess of tax provision for R&D law change adoption	33	—	—	—	—		—		33	—
Free Cash Flow	$(35)	$(130)	$(26)	$67	$299		$149		$238	$86
Cash paid by Xylem for Evoqua's pre-close transaction costs	—	—	70	—	—		—		70	—
Cash paid for Idrica distribution agreement	—	—	60	—	—		—		60	—
Adjusted Free Cash Flow	$(35)	$(130)	$104	$67	$299		$149		$368	$86
Net Income	99	82	92	112	152		12		343	206
Gain/(Loss) from sale of business	—	1	—	—	—		—		—	1
Restructuring & Realignment Charges - non-cash stock acceleration	—	—	(14)	—	(11)		—		(25)	—
U.K. pension buyout settlement - non-cash release from AOCI	—	—	—	—	—		(140)		—	(140)
U.K. pension buyout settlement - non-cash tax release from AOCI	—	—	—	—	—		23		—	23
Special Charges - Inventory step-up	—	—	(15)	—	(5)		—		(20)	—
Special Charges - non-cash impairment	(2)	—	—	(1)	(1)		(12)		(3)	(13)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and non-cash pension buyout settlement	$101	$81	$121	$113	$169	$—	$141	$—	$391	$335
Operating Cash Flow Conversion	(19)%	(99)%	30%	101%	245%		1683%		111%	114%
Free Cash Flow Conversion	(35)%	(160)%	86%	59%	177%		106%		94%	26%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Net Income	99	92	152		343
Net Income Margin	6.8%	5.3%	7.3%		6.5%
Depreciation	28	41	63		132
Amortization	32	51	84		167
Interest Expense (Income), net	2	5	6		13
Income Tax Expense	27	22	33		82
EBITDA	188	211	338	—	737
Share-based Compensation	12	15	18		45
Restructuring & Realignment	11	36	33		80
Special Charges	25	67	22		114
Adjusted EBITDA	236	329	411	—	976
Revenue	1,448	1,722	2,076		5,246
Adjusted EBITDA Margin	16.3%	19.1%	19.8%		18.6%

2022
	Q1	Q2	Q3	Q4	Total
Net Income	82	112	12	149	355
Net Income Margin	6.4%	8.2%	0.9%	9.9%	6.4%
Depreciation	28	28	27	28	111
Amortization	30	32	31	32	125
Interest Expense (Income), net	11	10	7	6	34
Income Tax Expense	16	24	5	40	85
EBITDA	167	206	82	255	710
Share-based Compensation	9	9	10	9	37
Restructuring & Realignment	4	8	6	16	34
U.K. Pension Settlement	—	—	140	—	140
Special Charges	2	3	14	1	20
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Adjusted EBITDA	181	226	252	281	940
Revenue	1,272	1,364	1,380	1,506	5,522
Adjusted EBITDA Margin	14.2%	16.6%	18.3%	18.7%	17.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	70	106	128		304
Operating Margin	11.9%	15.1%	15.9%		14.5%
Depreciation	12	14	14		40
Amortization	2	10	16		28
Other non-operating expense, excluding interest income	—	1	—		1
EBITDA	84	131	158	—	373
Share-based Compensation	2	5	3		10
Restructuring & Realignment	3	3	3		9
Special Charges	—	12	6		18
Adjusted EBITDA	89	151	170	—	410
Revenue	589	704	803		2,096
Adjusted EBITDA Margin	15.1%	21.4%	21.2%		19.6%

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	74	108	104	132	418
Operating Margin	13.9%	18.3%	18.1%	19.8%	17.7%
Depreciation	11	11	11	11	44
Amortization	2	3	1	3	9
Other non-operating expense, excluding interest income	(4)	1	—	(1)	(4)
EBITDA	83	123	116	145	467
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	1	3	3	4	11
Adjusted EBITDA	85	126	119	150	480
Revenue	533	589	574	668	2,364
Adjusted EBITDA Margin	15.9%	21.4%	20.7%	22.5%	20.3%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	83	84	73		240
Operating Margin	18.3%	17.6%	15.7%		17.2%
Depreciation	5	4	6		15
Amortization	—	1	—		1
Other non-operating expense, excluding interest income	(1)	—	—		(1)
EBITDA	87	89	79	—	255
Share-based Compensation	1	—	1		2
Restructuring & Realignment	3	2	5		10
Special Charges	—	—	—		—
Adjusted EBITDA	91	91	85	—	267
Revenue	453	478	465		1,396
Adjusted EBITDA Margin	20.1%	19.0%	18.3%		19.1%

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	59	61	77	61	258
Operating Margin	13.9%	14.2%	16.8%	13.4%	14.6%
Depreciation	5	4	4	4	17
Amortization	—	1	—	1	2
Other non-operating expense, excluding interest income	(1)	—	(1)	—	(2)
EBITDA	63	66	80	66	275
Share-based Compensation	1	1	2	—	4
Restructuring & Realignment	1	2	1	9	13
Adjusted EBITDA	65	69	83	75	292
Revenue	425	429	458	455	1,767
Adjusted EBITDA Margin	15.3%	16.1%	18.1%	16.5%	16.5%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	20	26	27		73
Operating Margin	4.9%	6.3%	6.1%		5.8%
Depreciation	7	9	8		24
Amortization	27	26	26		79
Other non-operating expense, excluding interest income	—	—	(1)		(1)
EBITDA	54	61	60	—	175
Share-based Compensation	2	2	2		6
Restructuring & Realignment	5	2	6		13
Special Charges	2	—	1		3
Adjusted EBITDA	63	65	69	—	197
Revenue	406	415	440		1,261
Adjusted EBITDA Margin	15.5%	15.7%	15.7%		15.6%

2022
	Q1	Q2	Q3	Q4	Total
Operating Income	(10)	(5)	(2)	19	2
Operating Margin	(3.2)%	(1.4)%	(0.6)%	5.0%	0.1%
(Loss)/Gain from Sale of Business	1	—	—	—	1
Depreciation	9	8	8	8	33
Amortization	25	26	27	26	104
Other non-operating expense, excluding interest income	—	(1)	(1)	—	(2)
EBITDA	25	28	32	53	138
Share-based Compensation	1	2	2	1	6
Restructuring & Realignment	2	3	2	3	10
Special Charges	—	1	12	1	14
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Adjusted EBITDA	27	34	48	58	167
Revenue	314	346	348	383	1,391
Adjusted EBITDA Margin	8.6%	9.8%	13.8%	15.1%	12.0%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Integrated Solutions and Services
($ Millions)

2023
	Q1	Q2	Q3	Q4	Total
Operating Income	—	(7)	(3)		(10)
Operating Margin	—%	(5.6)%	(0.8)%		(2.0)%
Depreciation	—	8	30		38
Amortization	—	12	36		48
EBITDA	—	13	63		76
Share-based Compensation	—	3	3		6
Restructuring & Realignment	—	7	8		15
Special Charges	—	7	9		16
Adjusted EBITDA	—	30	83		113
Revenue	—	125	368		493
Adjusted EBITDA Margin	—%	24.0%	22.6%		22.9%